QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT dated effective as of October 12, 2001,between Perficient, Inc. a Delaware corporation (the "Company"), and Sam Fatigato ("Employee").

WITNESSETH:

        WHEREAS, the Company desires that Employee continue to be employed by it and render services to it, and Employee is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    EMPLOYMENT. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to continue to employ Employee and Employee agrees to continue in the employ of the Company, for the period set forth in Paragraph 2 hereof, to render to the Company, its affiliates and/or subsidiaries the services described in Paragraph 3 hereof.

        2.    TERM. Employee's term of employment under this Agreement shall be two years, commencing as of the date hereof and continuing through and including December 31, 2003, unless extended in writing as provided below or earlier terminated pursuant to the terms and conditions set forth herein (the "Employment Term").

        3.    DUTIES.

                (a)    Employee shall serve as President of the Company at the discretion of the Chief Executive Officer and the Board of Directors of the Company. Employee shall perform all duties and services incident to the positions held by him.

                (b)    Employee agrees to abide by all By-laws and policies of the Company promulgated from time to time by the Company.

        4.    BEST EFFORTS. Employee agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position.

        5.    COMPENSATION.

                (a)    As compensation for his services and covenants hereunder, Employee shall receive a salary ("Salary"), payable pursuant to the Company's normal payroll procedures in place from time to time, at the rate of $162,000 per annum, less all necessary and required federal, state and local payroll deductions, through December 31, 2001. Beginning on January 1, 2002, Employee shall receive a salary of $205,000 per annum, less all necessary and required federal, state and local payroll deductions. Employee shall be entitled to receive additional salary increases as may be determined from time to time by the Board of Directors of the Company. In addition, the Employee may elect, from time to time, and if he deems it to be in the best interests of the Company, to accept less Salary as the Company's cash flow needs may dictate. In such event, the Board of Directors shall determine and provide reasonable alternative compensation.

                (b)    Employee shall be entitled to a bonus of up to thirty (30%) percent of his Salary, less all necessary and required federal, state and local payroll deductions to be paid on January 15 following the year the bonus is accrued, the amount to be determined by mutual agreement of the Chief Executive Officer of the Company and the Employee. The criteria for determining the amount of Employee's bonus, and the conditions to be satisfied for the receipt thereof, shall be agreed upon by the Chief Executive Officer of the Company and Employee at a later date.

                (c)    In addition, Employee shall be entitled to receive such bonuses as may be determined from time to time by the Board of Directors of the Company and shall be eligible to receive stock options entitling Employee to acquire shares of Common Stock under the Company's 1999 Stock Option/Stock Issuance Plan, and successor plans, pursuant to the policies of the Company from time to time to generally make available stock options, to executive employees. As further consideration for the agreements and covenants hereunder, the Company hereby grants to Employee an option to purchase 100,000 shares of Common Stock of the Company, exercisable at the closing price of the Common Stock as of the date hereof.

        6.    BUSINESS EXPENSES. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Company if not actually incurred by Employee) with respect to those business expenses incurred by him which are reasonable and necessary for Employee to perform his duties under this Agreement in accordance with policies established from time to time by the Company.

        7.    EMPLOYEE BENEFITS.

                (a)    During the Employment Term, Employee shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate in such retirement plans or programs as are from time to time generally made available to executive employees of the Company pursuant to the policies of the Company; PROVIDED THAT Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. The Company may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld pursuant to any applicable law, rule or regulation.

                (b)    Employee shall be entitled to vacation in accordance with the Company's policy in effect for executive staff, which shall be taken at such time or times as shall be mutually agreed upon with the Company.

        8.    DEATH AND DISABILITY.

                (a)    The Employment Term shall terminate on the date of Employee's death, in which event Employee's Salary, reimbursable expenses and benefits owing to Employee through the date of Employee's death shall be paid to his estate, plus one year's salary payable in normal payroll installments. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this subparagraph 8(a).

                (b)    The Employment term shall terminate upon Employee's Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental disability or infirmity that prevents the material performance by Employee of his duties hereunder lasting for a continuous period of six months or longer. The reasoned and good faith judgment of the Company's Board of Directors as to Disability shall be based on such competent medical evidence as shall be presented to it by Employee or by any physician or group of physicians or other competent medical experts employed by Employee or the Company to advise the Company's Board of Directors. In case of such termination, Employee shall be entitled to receive his Salary, reimbursable expenses and benefits owing to Employee through the date of termination. In addition, the Company shall pay to Employee, within 60 days of the date of Employee's termination, in a lump-sum, an amount equal to Employee's then annual Salary. Employee will not be entitled to any other compensation upon termination of his employment pursuant to this subparagraph 8(b).

        9.    TERMINATION.

                (a)    The Company shall have the right, upon delivery of written notice to the Employee, to terminate the Employee's employment hereunder prior to the expiration of the Employment Term (i) pursuant to a Termination for Cause or (ii) pursuant to a Without Cause Termination (all as defined below). The Employee shall have the right, upon delivery of written notice to the Company, to terminate his employment hereunder prior to the expiration of the Employment Term by providing the Company with not less than 30 days prior written notice.

                (b)    In the event that the Company terminates the Employee's employment pursuant to a Without Cause Termination, the Company shall make a payment to the Employee in an amount equal to one year of Salary payable in normal payroll installments, and shall pay Employee his reimbursable expenses and benefits owing to Employee through the day on which Employee is terminated. No other payments shall be made, or benefits provided, by the Company under this Agreement in the event of a Without Cause Termination. In the event of a Without Cause termination, any and all options, agreements or rights to purchase securities of the Company granted to the Employee shall vest in their entirety, regardless of the satisfaction of any conditions contained therein.

                (c)    In the event that the Company terminates the Employee's employment hereunder due to a Termination for Cause or the Employee terminates employment with the Company, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee his Salary, reimbursable expenses and benefits owing to Employee through the day on which Employee is terminated. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(c).

                (d)    For purposes of this Agreement, the following terms have the following meanings:

                (i)    The term "Termination for Cause" means, to the maximum extent permitted by applicable law, a termination of the Employee's employment by the Company attributed to (a) the repeated willful failure of Employee substantially to perform his duties hereunder (other than any such failure due to physical or mental illness) that has not been cured reasonably promptly after a written demand for substantial performance is delivered to Employee by the Company's Board of Directors, which demand identifies the manner in which the Company's Board of Directors believes that Employee has not substantially performed his duties hereunder; (b) conviction of, or entering a plea of nolo contendere to, a crime that constitutes a felony; (c) Employee's engaging in conduct that is intentional or grossly negligent that results in material injury to the Company; or (d) the material breach by Employee of any written covenant or agreement with the Company under this Agreement or otherwise, including, but not limited to, an agreement not to disclose any information pertaining to the Company or not to compete with the Company, including (without limitation) the covenants and agreements contained in paragraph 10 hereof.

                (ii)    The term "Without Cause Termination" means a termination of the Employee's employment by the Company other than due to (a) a Termination for Cause, (b) Disability, (c) the Employee's death, or (d) the expiration of this Agreement.

        10.  DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION; RESTRICTIVE COVENANTS.

                (a)    Employee acknowledges that he is bound by the terms of the Company's Confidentiality and Intellectual Property Agreement.

                (b)    Employee will not, during the term of this Agreement, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage in or participate in any business that is competitive with the business of the Company. The ownership by Employee of 5% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a shareholder under this subparagraph 10(b) or constitute a breach of this subparagraph 10(b).

                (c)    Employee will not, during the term of this Agreement and for a period of 12 months thereafter, directly or indirectly, work as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity for any person or entity who or which was competitive with the business of the Company. The ownership by Employee of 5% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a shareholder under this subparagraph 10(c) or constitute a breach of this subparagraph 10(c).

                (d)    Employee will not, during the term of this Agreement and for a period of 24 months thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, (i) solicit for employment any person employed by the Company or any of its subsidiaries, or (ii) call on, solicit, or take away any person or entity who or which was a customer of the Company or any of its subsidiaries or affiliates during Employee's employment with the Company for a business that is competitive with the business of the Company.

                (e)    It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Paragraph 10 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of unique character and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

                (f)    This Paragraph 10 and Paragraphs 11 and 12 hereof (and Paragraphs 13 through 18 hereof as they may apply to such Paragraphs) shall survive the expiration or termination of this Agreement for any reason.

        11.  COMPANY PROPERTY.

                (a)    Any patents, inventions, discoveries, applications or processes designed, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Company's or its subsidiaries' or affiliates' business as described above shall be the sole and absolute property of the Company, and Employee shall promptly report the same to the Company and promptly execute any and all documents that may from time to time reasonably be requested by the Company to assure the Company the full and complete ownership thereof.

                (b)    All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

        12.  EQUITABLE RELIEF. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of any of the provisions of Paragraphs 10 or 11 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Employee, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

        13.  CONSENT TO TEXAS JURISDICTION AND VENUE. The Employee hereby consents and agrees that state courts located in Travis County, Texas and the United States District Court for the Western District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between the Employee and the Company. In any dispute with the Company, the Employee will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

        14.  NOTICE. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the Employee at his address set forth on the signature page of this Agreement and to the Company at its address set forth on the signature page of this Agreement, Attention: Chief Executive Officer (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt), and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

        15.  INTERPRETATION; HEADINGS. The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        16.  SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

        17.  NO WAIVER BY ACTION. Any waiver or consent from the Company respecting any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

        18.  COUNTERPARTS; TEXAS GOVERNING LAW; AMENDMENTS; ENTIRE AGREEMENT. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Agreement and all other aspects of the Employee's employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of Texas (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto. This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

        [Signature page follows.]

        IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

PERFICIENT, INC.
By:	/s/ JOHN T. MCDONALD Name: John T. McDonald Title: Chief Executive Officer
/s/ SAM FATIGATO Sam Fatigato, Individually

QuickLinks

  Exhibit 10.12
EMPLOYMENT AGREEMENT
WITNESSETH